MODIFICATION AGREEMENT

     This Modification Agreement ("Modification Agreement"), dated as of June 17, 1996, is entered into by and between Executive TeleCard, Ltd. ("TeleCard") and Telefonos De
Mexico, S.A. DE C.V. ("TELMEX").

     WHEREAS, TeleCard and TELMEX entered into a Contract of Services, dated January 2, 1995, copy of which is attached hereto as Exhibit A and incorporated herein for all purposes; and

     WHEREAS, upon mutual consent, the parties have agreed to modify certain provisions of the Contract of Services;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and for other good and valuable consideration the parties hereto agree as follows:

     1.   Effective upon execution of this Modification
Agreement, the Contract of Services ("Contract") shall be modified and amended as follows:

a) Paragraph 2.8 of the Contract shall be amended and, as amended, shall read as follows:

TeleCard will provide additional equipment beyond the initial one hundred twenty(120) incoming circuits required under paragraph 1.1 of this agreement as needed in order to maintain a grade of service level of one percent (1%). Upon installation of additional circuits by TeleCard in excess of the one hundred and twenty (120)circuits, TELMEX shall pay TeleCard ten percent (10%) of the gross revenues actually collected by TELMEX for all domestic and outbound international calls made by TELMEX cardholders. TELMEX shall not be required to pay TeleCard the ten percent (10%) fee as to any amounts billed by TELMEX but not collected due to bad debt, fraud or refusal of a cardholder to pay due to poor transmission quality of a call.

b) Paragraph 3.9 of the Contract shall be amended and, as amended, shall read as follows:

TELMEX shall pay TeleCard at a rate of $0.08 US per unit of call decremented for all calls originating from outside Mexico. TELMEX shall pay TeleCard at a rate of $0.008 US per unit of call decremented for all calls originating from within Mexico.

c) Paragraph 3.11 of the Agreement is deleted in it's entirety;

d) Paragraph 3.13 of the Contract shall be amended and, as amended, hall read as follows:

All cards will be deactivated twelve (12) months following the date of activation. TELMEX shall pay TeleCard at the rate of $0.04 US per unit deactivated by TeleCard.

e) The following paragraph, denominated paragraph 3.20 shall be added to the Contract and shall read as follows:


 TeleCard will invoice TELMEX for the charges set forth in
3.9 and 3.13 hereinabove monthly. TELMEX will pay TeleCard within 30 days of receipt of the invoice.

     2. As modified by paragraphs 1 a, b, c, d and e of this Modification Agreement, the Contract of Services, dated
January 2, 1995, is hereby ratified and reaffirmed by the parties hereto and remains in full force and effect.

     1N WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to b~ executed by their duly authorized representatives as of the day and year first set forth above.

TELEFONOS DE MEXICO, S.A. DE C.V.

By: Sergio Gonzalez Franco

Its: Finance Manager


EXECUTIVE TELECARD, LTD.

By: Allen Mandel

Its: Executive Vice President